UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2009

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NUTRACEA
(Exact Name of Registrant as Specified in Charter)

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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated into this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

On November 10, 2009, NutraCea (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona (the “BankruptcyCourt”), in the proceeding titled In re:  NutraCea., Case No. 2:09-bk-28817-CGC (the “Chapter 11 Case”).  The Company will continue to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  None of NutraCea’s subsidiaries were included in the bankruptcy filing.

On November 10, 2009, the Company issued a press release announcing the foregoing. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Chapter 11 Case, the Company entered into a Senior Secured Super-Priority Debtor-In Possession Credit and Security Agreement (“DIP Credit Agreement”) among the Company, NutraPhoenix, LLC, a wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association (“Lender”).

The DIP Credit Agreement, substantially in the form attached to the motions filed with the Bankruptcy Court, provides for (i) up to a $2.5 million revolving loan and letter of credit facility (the “Revolving Facility”) and (ii) up to a $4.25 million term loan (“Term Loan”), subject in all cases to specified borrowing bases.  The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to refinance the Company’s existing credit facility with the Lender (“Existing Facility”), pay certain transactional expenses and fees incurred by the Company and support the Company’s working capital needs and general corporate purposes, all in accordance with the DIP Credit Agreement and the budgets that are approved by the Lender (and subject to Bankruptcy Court approval as may be required).  The Company currently owes approximately $3,575,000 to the Lender under the Existing Facility. At the Company’s option, a portion of the Revolving Facility may be made available for the issuance of letters of credit.  On November 12, 2009, the Company received interim approval from the Bankruptcy Court to access up to $1,344,383 of the DIP Credit Agreement.  On November 13, 2009, the Company closed on its Revolving Facility and, in connection therewith, was granted access of up to $1,344,383. The Bankruptcy Court has scheduled a hearing for final approval of the DIP Credit Agreement on December 1, 2009.

Advances under the Revolving Facility and the Term Loan will bear interest at 9.5% and 10.0% per annum, respectively.  In addition, the DIP Credit Agreement obligates the Company to pay certain fees to the Lender, as described in the DIP Credit Agreement.

The Company’s obligations under the DIP Credit Agreement will be secured by (i) a lien on its facilities in Phoenix, Arizona, Dillon, Montana and Mermentau, Louisiana and on all of its personal property assets (including a pledge of all of the equity interests of each of the Company’s subsidiaries) other than certain intellectual property assets and (ii) a superpriority administrative claim in the Chapter 11 Case.

The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Company’s obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Company of any of the representations, warranties, or covenants made in the DIP Credit Agreement or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Credit Agreement matures on the earlier of (i) May 7, 2010 or (ii) the date that all loans under the DIP Credit Agreement shall become due and payable in full under the DIP Credit Agreement and (iii) the date of termination of the relevant commitments pursuant to the terms of the DIP Credit Agreement.  The maturity may be extended until November 5, 2010, in the absence of an event of default and upon payment of the required extension fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated November 10, 2009.

Forward-Looking Statements

This current report on Form 8-K, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 Case prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Case; (iv) risks associated with a termination of the DIP Credit Agreement and financing availability; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 Case to a Chapter 7 case; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts and leases that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 Case on the Company’s liquidity or results of operations; (ix) the ability of the Company to execute its business plans and strategy; and (x) the ability of the Company to attract, motivate and/or retain key executives and associates. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2008. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the Chapter 11 Case to each of these constituencies. A plan or plans of reorganization could result in holders of the Company’s common stock or other equity interests and claims relating to pre-petition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or other equity interest or any claims relating to pre-petition liabilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: November 17, 2009	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)